Exhibit 10.31

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address:	Award Number:	XXX

XXX	Date of Award:	XXX

XXX	Type of Award:	Performance Units

XX	Vesting Commencement Date:	Per Section 3

You (the “Grantee”) have been granted a performance unit award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Award Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of Performance Units Awarded (the “Units”)(1): XXX [EQUAL TO 150%]

Vesting Schedule:

Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Award Agreement and the Plan, the Units will “vest” in accordance with the following schedule:

All of the Units subject to the Award shall commence vesting as set forth in Section 3 of the Award Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Award Agreement.

JDS Uniphase Corporation,
a Delaware corporation

By:

Title: Chief Executive Officer

The Grantee acknowledges receipt of a copy of the Plan and the Award Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Award Agreement and the Plan.  The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Award Agreement shall be resolved in accordance with Section 10 of the Award Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

(1)  Represents the maximum number of shares which may be awarded.

1

Award Number:  XXX

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

1.              Issuance of Units.  JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Unit Award (the “Notice”), the Total Number of Performance Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Unit Award Agreement (the “Award Agreement”) and the terms and provisions of the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

2.              Transfer Restrictions.  The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A.  The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3.              Vesting.

(a)         For purposes of this Award Agreement and the Notice, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company.  If the Grantee becomes vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

(b)         For purposes of this Agreement, the following definitions shall apply:

(i)                                     “Average Closing Stock Price” shall mean (A) the sum of the closing stock prices of the common stock (or equivalent) of the company in question for the applicable Measurement Period, divided by (B) the number of calendar days in the applicable Measurement Period.  For purposes of this calculation: (1) dividends will be assumed to have been reinvested on the ex-dividend date, and (2) share prices will be rounded to the nearest $0.01, and dividends will be rounded to the nearest $0.001.

(ii)                                  “Base Measurement Period” shall mean the period from July 15, 2014 through September 15, 2014, inclusive of the first and last day.

(iii)                               “Board” shall mean the Company’s Board of Directors.

(iv)                              “Committee” shall mean the Compensation Committee of the Board.

(v)                                 “First Tranche Measurement Period” shall mean the period from July 15, 2015 through September 15, 2015.

(vi)                              “First Tranche Target Units” shall mean the number of Target Units divided by 3, rounded down to the nearest whole number.

(vii)                           “Index” shall mean the NASDAQ Telecomm Index.

(viii)                        “Index Company” shall mean each company in the Index as of the last day of the applicable Measurement Period; provided that (A) companies not publicly traded for the entire applicable Measurement Period will be excluded; and (B) companies that were publicly traded for the entire applicable Measurement Period but that were not a member of the Index for the entire applicable Measurement Period will be considered on a case-by-case basis by the Board or the Committee, in their sole discretion.

(ix)                              “Measurement Period” shall mean the Base Measurement Period, the First Tranche Measurement Period, the Second Tranche Measurement Period or the Third Tranche Measurement Period, as applicable.

(x)                                 “Performance Multiplier” shall mean (A) if the Company’s relative TSR compared to the TSR range for all Index Companies during the relevant Measurement Period is below the 25th percentile the Performance Multiplier will be 0%, (B) if the Company’s relative TSR compared to the TSR range for all Index Companies during the relevant Measurement Period is at the 25th percentile the Performance Multiplier will be 50%, and (C) if the Company’s relative TSR performance compared to the TSR range for all Index Companies during the relevant Measurement Period is at or above the 75th percentile the Performance Multiplier will be 150%.  If the Company’s relative TSR compared to the TSR range for all Index Companies during the relevant Measurement Period is between the 25th and 75th percentile, the Performance Multiplier shall be calculated using a linear sliding scale based on the endpoints noted in (B) and (C) above.  In no event will the Performance Multiplier exceed 150%.

(xi)                              “Second Tranche Measurement Period” shall mean the period from July 15, 2016 through September 15, 2016.

(xii)                           “Second Tranche Target Units” shall mean the number of Target Units divided by 3, rounded down to the nearest whole number.

(xiii)                        “Target Units” shall mean the number of Units set forth in the Notice divided by 1.5 Units.

(xiv)                       “Third Tranche Measurement Period” shall mean the period from July 15, 2017 through September 15, 2017.

(xv)                          “Third Tranche Target Units” shall mean (1) the number of Target Units minus (2) the sum of the First Tranche Target Units plus the Second Tranche Target Units.

(xvi)                       “TSR” shall mean total stockholder return, calculated for the Company and each Index Company according to the following formula:

(A-B)/B, where

(A)                               is the Average Closing Stock Price between July 15 and September 15, inclusive of the first and last day, in the final year of the applicable Measurement Period; and

(B)                               is the Average Closing Stock Price for the Base Measurement Period.

(c)          Subject to the other limitations within the Notice, this Award Agreement and the Plan, the Units subject to this Award shall vest as follows:

(i)                                     the number of Units equal to (1) the First Tranche Target Units multiplied by (2) the Performance Multiplier shall vest upon the Company’s determination of the applicable Performance Multiplier, which determination shall be made promptly following the end of the First Tranche Measurement Period;

(ii)                                  the number of Units equal to (1) the Second Tranche Target Units multiplied by (2) the Performance Multiplier shall vest upon the Company’s determination of the applicable Performance Multiplier, which determination shall be made promptly following the end of the Second Tranche Measurement Period; and

(iii)                               the number of Units equal to (1) the Third Tranche Target Units multiplied by (2) the Performance Multiplier shall vest upon the Company’s determination of the applicable Performance Multiplier, which determination shall be made promptly following the end of the Third Tranche Measurement Period.

(d)         Determination of the applicable Performance Multiplier shall be made by the Board or the Committee at the sole discretion of the Board and the Committee.  The date of such determination (the “Vesting Commencement Date”) shall be determined in the ordinary course and at the sole discretion of the Board or the Committee.  In the event of any dispute as to the calculation of the Performance Multiplier, such dispute shall be resolved by the Committee in its sole discretion, subject to review only by the full Board.

(e)          The vesting schedule set forth above shall be subject to the accelerated vesting provisions of Section 3(a)(i) of the Company’s Change of Control Benefits Plan, effective as of September 1, 2008, as amended August 10, 2011 and March 31, 2013, and as may be amended from time to time (the “COC Plan”).

(f)           For the avoidance of doubt, any of the First Tranche Target Units, the Second Tranche Target Units or Third Tranche Target Units which do not vest following the Company’s determination of the applicable Performance Multiplier shall be immediately cancelled upon such determination and shall not be subject to the accelerated vesting provided for in subparagraph (e) above.

4.              Termination of Continuous Active Service.  Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Units shall continue only to the extent determined by the Administrator, vesting of the Units shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability.  In the event the Grantee’s Continuous Active Service is terminated for any reason, including death or Disability, any unvested Units held by the Grantee immediately following such termination of Continuous Active Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested Units and shall have all rights and interest in or related thereto without further action by the Grantee.

5.              Conversion of Units and Issuance of Shares.  Upon each vesting date, one share of Common Stock shall be issuable for each Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Award Agreement.  Thereafter, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations.  Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

6.              Right to Shares.  The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

7.              Taxes.

(a)                                 Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award.  The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.  As a condition and term of this Award, no election under Section 83(b) of the Code may be made by the Grantee or any other person with respect to all or any portion of the Award.

(b)                                 Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether U.S. federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i)                                     By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation.  Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable.  The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee.  The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(ii)                                  By Check, Wire Transfer or Other Means. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

(c)                                  Right to Retain Shares. The Company may refuse to issue any Shares to the Grantee until the Grantee satisfies the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to the Grantee, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

8.              Entire Agreement: Governing Law.  The Notice, the Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.  Should any provision of the Notice or this Award Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.  Notwithstanding any provision of this Award Agreement or the Plan to the contrary, the Administrator may amend this Award Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Award Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A.  To the extent the Award is otherwise exempt from Code Section 409A, the Administrator shall not take any action that would cause the Award to become subject to Code Section 409A, and to the extent the Award is subject to Code Section 409A, the Administrator shall not take any action that would cause the Award to fail to satisfy the requirements of Code Section 409A.

9.              Headings.  The captions used in this Award Agreement are inserted for convenience and shall not be deemed a part of this Award Agreement for construction or interpretation.

10.       Dispute Resolution.  The provisions of this Section 10 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Award Agreement.  The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Award Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Award Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Mateo) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11.       Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12.       No Effect on Terms of Service.  The Units subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service.  Nothing in the Notice, the Award Agreement, or the Plan shall confer upon the Grantee any right with respect to future performance unit grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice.  Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment.  The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

13.       Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.

14.       Electronic Documents.  The Plan documents, including this Award Agreement, may be delivered and executed electronically.

15.       Documents in English. The Plan documents, including this Award Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations.  If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

END OF AWARD AGREEMENT

EXHIBIT A

JDS Uniphase Corporation

Performance Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued performance units (the “Units”) under any existing or subsequently adopted equity incentive plan of JDS Uniphase Corporation or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such equity plan, and in lieu of disposing of my interest,(2) if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

(2)                                 A married grantee whose Units are community property may dispose only of his or her own interest in the Units.  In such cases, the grantee’s spouse may (a) consent to the grantee’s designation by signing the Spousal Consent or (b) designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

1

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)	(fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1)	Name

Address

2)	Name

Address

3)	Name

Address

4)	Name

Address

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee)

Trust, dated
(print name of trust)	(fill in date trust was established)

2

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated.  Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them.  In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective until I file another such designation with JDS Uniphase Corporation.  Any previous Beneficiary Designations are hereby revoked.

Submitted by:	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	JDS Uniphase Corporation

By:
(Signature)
Its:

Date:	Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

I hereby consent to this Beneficiary Designation and agree that this designation of beneficiaries provided herein shall apply to my community property interest in the Units. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse. This consent may be revoked by me at any time, whether by filing a Beneficiary Designation disposing of my interest in the Units or by filing a written notice of revocation with the Company.

(Signature of Spouse)

Date:

3

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation.  This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

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